WARRANT AGREEMENT, dated as of August 30, 1999, between Data Systems & Software Inc., a Delaware corporation (the "Company"), and the persons whose names and addresses are set forth on Schedule I annexed hereto (the "Holders").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, pursuant to a Credit Agreement even date hereof between the Company and the Bank Leumi USA, Inc. (the "Credit Agreement"), the Company has agreed to issue to the Holders an aggregate of 250,000 warrants to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock"; shares of Common Stock shall be referred to as "Common Shares"), at an initial exercise price of $3.31 per share (the "Warrants").

     NOW THEREFORE, in consideration of the premises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Issue. The Company shall issue to each Holder a certificate (the "Warrant Certificate") dated as of the date hereof providing each such Holder with the right to purchase, at any time, from August 30, 1999, until 5:30 p.m., New York time, on August 30, 2002, the number of Common Shares listed next to the name of each such Holder on Exhibit I, subject to adjustment as provided in
Section 9 hereof (the "Warrant Shares"), at an initial exercise price of $3.31 per Common Share, subject to adjustment as provided in Section 9 hereof (the "Exercise Price").

     2. Warrant Certificate. The Warrant Certificate to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

     3. Exercisability of Warrants. The Warrants shall be exercisable at any time from August 30, 1999, until 5:30 p.m., New York time, on August 30, 2002.

     4. Procedure for Exercise of Warrants. (a)Exercise for Cash. The Warrants are exercisable at the Exercise Price which shall be payable by certified check or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase fully completed and duly executed, together (except in the case of exercise pursuant to Section 4(b) below) with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices in Mahwah, New Jersey (presently located at 200 Route 17, Mahwah, New Jersey 07430) the registered holder of a Warrant Certificate (individually a "Holder" and sometimes collectively the "Holders") shall be entitled to receive a certificate for the Warrant Shares so purchased. In lieu of payment as provided above, the Holder may make such payment by reduction by Bank Leumi USA of the outstanding principal amount of the promissory note delivered in connection with the Credit Agreement. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Common Shares underlying the Warrants). In the case of the purchase of less than all the Warrant Shares purchasable under the Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

     (b) "Cashless" Exercise. In addition to the exercise of all or a portion of the Warrants by the payment of the Exercise Price in cash or check as set forth in Section 4(a) above, and in lieu of any such payment, the Holder has the right to exercise the Warrants, in full or in part, by surrendering the Warrant Certificate with the annexed Form of Election to Purchase duly executed, in exchange for the number of Warrant Shares equal to the product of (x) the number of Warrant Shares as to which the Warrants are being exercised, multiplied by
(y) a fraction, the numerator of which is the Current Market Price of the Shares (as defined below) less the Exercise Price then in effect and the denominator of which is the Current Market Price. The term "Current Market Price" shall mean
(i) if the Common Shares are traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per Share closing prices on the five consecutive trading days immediately preceding the date of exercise, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Shares are traded on a national securities exchange, the average for the five consecutive trading days immediately preceding the exercise date of the daily per Common Share closing prices on the principal stock exchange on which the Common Shares are listed, as the case may be. The closing price referred to in clause (ii) above shall be the last reported sales price or, if no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Shares are then listed.

     5. Issuance of Certificate. Upon the exercise of the Warrants, the issuance of a certificate for Warrant Shares shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificate shall (subject to the provisions of Sections 6 and 8 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificate and the certificate representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of the then President or any Vice President of the Company, attested to by the manual or facsimile signature of the then Secretary or any Assistant Secretary of the Company. The Warrant Certificate shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     6. Transfer of Warrants. The Holder of the Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, without restriction, subject to compliance with applicable securities laws.

     7. Exercise Price. Except as otherwise provided in Section 9 hereof, the Exercise Price of each Warrant shall be the price set forth in Section 1 hereof per Warrant Shares issuable thereunder, as adjusted from time to time to reflect any and all adjustments in accordance provisions of Section 9 hereof.

     8. Registration Under the Securities Act of 1933.

     8.1 Warrants and Warrant Shares not Registered. Subject to the provisions of Section 8.2 hereof with respect to Company's obligation to register the Warrant Shares for resale, neither the Warrants nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Act"). The Warrant Certificates and any certificates representing Warrant Shares issued upon exercise of the Warrants shall bear the following legend unless such Warrant Shares previously have been registered under the Act in accordance with the terms hereof:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO
          (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

Upon effectiveness of the Registration Statement (as defined below), any Warrant Shares issued to the holder of any Warrant shall bear the following legend:

          THE RESALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED PURSUANT TO A REGISTRATION STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY BE SOLD OR OTHERWISE

          TRANSFERRED  ONLY  IN  ACCORDANCE  WITH  SUCH   REGISTRATION
          STATEMENT AND ANY AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION THEREFROM.

     8.2 Resale Registration. As soon as practicable after the date hereof, but in no event later than 60 days from the date hereof, the Company will file a registration statement under the Act, with respect to all Warrant Shares which shall register the resale by the Holders of the Warrant Shares from time to time (the "Registration Statement"), and the Company shall use its best efforts to cause such registration statement to become effective within 90 days following the date hereof, all at its sole cost and expense. If the Company is then eligible to use a Form S-3 (or other short-form registration statement), such registration statement shall be on such form. The Holder undertakes in connection therewith to provide in a timely manner all such information and materials pertaining to it as may be required in order to permit the Company to comply with all applicable requirements of the Securities and Exchange Commission and to obtain the acceleration of the effective date of the registration statement. In connection with the Registration Statement, the Company shall:

          (i) use its best efforts to keep the registration statements effective until the earliest of (x) when the Holder has sold its Warrant Shares or
     (y) when the Warrant Shares may be sold by the Holder under Rule 144 of the Act without restriction or limitation;

          (ii) as expeditiously as possible furnish to the Holder such reasonable numbers of copies of the prospectus included in the Registration Statement as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares;

          (iii) as expeditiously as possible use its best efforts to register or qualify the Warrant Shares under the securities or Blue Sky laws of such states as the Holder shall reasonably request, provided, however, that the Company shall not be required in connection with this paragraph (iii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

          (iv)  pay  all  costs  and  expenses   incident  to  the  Registration
     Statement;

The Holder shall pay any and all brokerage fees and transfer taxes incident to the sale of the Warrant Shares sold by the Holder pursuant to this Section 8.2 and the fees and disbursements of any counsel retained by any Holder.

     8.3 Indemnification.

     (a) The Company shall indemnify and hold harmless the Holder, and each other person, if any, who controls the Holder within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages, or liabilities, joint or several, to which the Holder, or controlling person may become subject under the Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Warrant Shares were registered under the Act, any preliminary prospectus or final prospectus contained in any such registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (subject to Section 8.3 (c) hereof) the Company will reimburse the Holder and controlling person for reasonable expenses in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Holder or controlling person specifically for use in the preparation thereof.

     (b) The Holder shall indemnify and hold harmless the Company, and each other person, if any, who controls the Company within the meaning of the Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which the Company, or controlling person may become subject under the Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or omission made in such registration statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Holder or controlling person specifically for use in the preparation thereof and (subject to Section 8.3 (c) hereof) the Holder will reimburse the Company and controlling person for reasonable expenses in connection with investigating or defending any such loss, claim, damage, liability, or action.

     (c) If any action is brought against a person entitled to indemnification pursuant to this Section 8.3 (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such Section, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof (provided the omission to so notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party except to the extent such failure shall have actually and materially prejudiced the indemnifying party as a result thereof). In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall reasonably conclude based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by that indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

     9. Adjustments to Exercise Price and Number of Securities. The Exercise Price and, in some cases, the number of Warrant Shares purchasable upon the exercise of the Warrants, shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 9.

     9.1 Subdivision or Combination of Common Shares and Common Share Dividend. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of Common Shares or declare a dividend upon its Common Shares payable solely in Common Shares, the Exercise Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately increased. Conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of Common Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately reduced.

     9.2 Notice of Adjustment. Promptly after adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares purchasable upon the exercise of the Warrants, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of the Warrants at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state
(i) the effective date of the adjustment and the Exercise Price resulting from such adjustment and (ii) the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     9.3 Other Notices. If at any time:

          (a) the  Company  shall  declare  any cash  dividend  upon its  Common
     Shares;

          (b) the Company shall declare any dividend upon its Common Shares payable in securities (other than a dividend payable solely in Common Shares) or make any special dividend or other distribution to the holders of its Common Shares;


          (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding- up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered Holder of the Warrants at the address of such Holder as shown on the books of the Company, (i) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 15 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Common Shares shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 9.1 and 9.4, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Shares in such event.

     9.4 Changes in Common Shares. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Shares) in which the previously outstanding Common Shares shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non- corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and the Warrants shall thereafter represent the right to receive, in lieu of the Common Shares issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a holder of an Common Share upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 9.4 shall similarly apply to successive Transactions.

     10. Exchange and Replacement of Warrant Certificate. The Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     11. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares.

     12. Reservation of Common Shares. The Company shall at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Common Shares as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Common Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any holder of Common Shares.

     13. Notices to Warrant Holder. Except as otherwise provided in Section 9.4, nothing contained in this Agreement shall be construed as conferring upon the Holder by virtue of his holding the Warrant the right to vote or to consent or to receive notice as a holder of an Common Share in respect of any meetings of such holders for the election of directors or any other matter, or as having any rights whatsoever as such a holder of the Company.

     14. Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to the registered Holder of any Warrant, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth in Section 4 hereof (with copy to: Ehrenreich Eilenberg Krause & Zivian LLP, 11 East 44th Street, 17th Floor, New York, NY 10036; Attention: Sheldon Krause, Esq.) or to such other address as the Company may designate by notice to the Holder.

     15. Supplements and Amendments. The Company and Holder may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Holder may deem necessary or desirable.

     16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

     17. Termination. This Agreement shall terminate at the close of business on the tenth anniversary of the issuance of the Warrants.

     18. Governing Law. This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the rules of the State of New York governing the conflicts of laws.

     19. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Holder.

     23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.



                         DATA SYSTEMS & SOFTWARE INC.


                         By:     /s/ George Morgenstern
                                 ---------------------------
                                 Name: George Morgenstern
                                 Title:    President and CEO





ACCEPTED AND AGREED TO:

BANK LEUMI USA, INC.

/s/ Steven Laufer
    ------------------------
    Assistant Vice President


/s/ Sarit Brosh
    ------------------------
    First Vice President
                                       10

                                        SCHEDULE I


      Holder                   Warrant Certificate No.         No. of Warrants
      ------                   -----------------------         ---------------

Bank Leumi USA                            W-1                      83,333
564 Fifth Avenue
New York, New York 10036


Bank Leumi le-Israel, B.M.                W-2                     166,667
32 Yehuda Halevi
Tel Aviv, ISRAEL

                                                                       EXHIBIT A
                                                                              TO
                                                               WARRANT AGREEMENT

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                        EXERCISABLE FROM AUGUST 30, 1999
                                      UNTIL
                    5:30 P.M., NEW YORK TIME, AUGUST 30, 2002

No. W-                                                       [        ] Warrants


                               WARRANT CERTIFICATE

     This Warrant Certificate certifies that or his/her registered assigns ("Holder"), is the registered holder of [ ] Warrants to purchase initially at any time from August 30, 2002, until 5:30 p.m. New York time on August 30, 2002 ("Expiration Date"), up to [ ] fully-paid and non-assessable shares of common stock, par value $.01 per share ("Common Shares") of Data Systems & Software Inc., a Delaware corporation (the "Company"), at an initial exercise price of $3.31 per Common Share, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of the date hereof between the Company and Holder (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company, except as may otherwise be provided in Section 4 of the Warrant Agreement.

     No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder (the word "Holder" meaning the registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:


                                               DATA SYSTEMS & SOFTWARE INC.



                                               By: ________________________
                                                   Authorized Officer

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase Common Shares and herewith tenders in payment for such securities a certified check or official bank check payable in New York Clearing House Funds to the order of Data Systems & Software Inc. in the amount of $ , all in accordance with the terms of Section 4 of the Warrant Agreement dated as of August ___,1999 between Data Systems & Software Inc. and the undersigned (or its assignor). The undersigned requests that a certificate for such securities be registered in the name of whose address is and that such Certificate be delivered to whose address is .

Dated:
                                  Signature _____________________________
                                  (Signature  must conform in
                                  all  respects  to  name  of
                                  Holder as  specified on the
                                  face    of   the    Warrant
                                  Certificate.)


                                   ___________________________________________
                                  (Insert Social Security or Other Identifying
                                   Number of Holder)

                              [FORM OF ASSIGNMENT]



                (To be executed by the registered holder if such
              holder desires to transfer the Warrant Certificate.)


                                       FOR VALUE RECEIVED _______________ hereby
sells, assigns and transfers unto


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated: _____________               Signature:______________________________
                                   (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

                                   ____________________________________________
                                   (Insert Social Security or Other Identifying
                                   Number of Assignee)